Confidential portions of this document indicated by "*****" have been omitted and filed separately with the Commission


                                 ALUMINUM SHAPES
                             An Arch America Company

May 1, 1998


Mr. Gary Ihrke
Featherlite Mfg.
Hwy. 63 8 9
Cresco, IA 52136

Dear Gary:

I can't thank you enough for the large order you gave my company. As we have previously discussed, there is a lot we can accomplish together utilizing our new State of the Art 6500 Metric Ton Press. Below please find pricing structure we agreed upon this date, May 1, 1998:

         Quantity:         ***** pounds (equal shipments)
         Delivery:         Jan.(99)- Dec.(99)
         Price:
         Solids:           *****
         Hollow(std.):     *****

-Price based on truckload quantities
-Price F.O.B. Cresco, IA
-Terms Net 30 Days

Regards,

ALUMINUM SHAPES L.L.C.

Scott Kendall
President

Accepted by:

/S/ GARY IHRKE
Gary Ihrke, Vice President